UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): June 30, 2009

CITIZENS FIRST CORPORATION

(Exact name of registrant as specified in its charter)

Kentucky	333-67435	61-0912615
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1065 Ashley Street

Bowling Green, Kentucky 42103

(Address of principal executive offices and zip code)

(270) 393-0700

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2009, Citizens First Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The release announced the appointment of M. Todd Kanipe as President and Chief Executive Officer of Citizens First Corporation and Citizens First Bank, Inc., the company’s wholly-owned subsidiary, effective as of June 30, 2009.

Kanipe, 41, served as the company’s and the bank’s interim President and CEO since April 22.  Kanipe has over 17 years of banking experience.  He joined Citizens First in 1999 as Vice President and Trust Relationship Manager.  In 2004, he was named Executive Vice President, Credit Administration of the company and the bank.  Kanipe also served as Executive Vice President, Finance from January 2008 to September 2008.  Prior to joining Citizens First, Kanipe was a Senior Relationship Manager with Trans Financial Bank.

Item 7.01 Regulation FD Disclosure.

See “Item 9.01 Financial Statements and Exhibits” for Exhibit 99.1 Press Release dated June 30, 2009 which is herein incorporated by reference.

Item 9.01 Financial  Statements and Exhibits.

99.1           Press Release dated June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens First Corporation

                                       /s Dawn S. Forbes
   Dawn S. Forbes, Executive Vice President and Principal Financial Officer

Date:  June 30, 2009

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